Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.05 per share, of GigaCloud Technology Inc, a Cayman Islands exempted company with limited liability, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 20, 2026.

/s/ Lei Wu
Lei Wu

SHAN LAO HU TONG LLC

By: /s/ Lei Wu
Name: Lei Wu
Title: Member

Ji Xiang Hu Tong Holdings Limited

By: /s/ Lei Wu
Name: Lei Wu
Title: Director

[Signature Page to 13G Joint Filing Agreement]